Exhibit 99.1

ASX Announcement

22 July 2026

Investor Call details

Coronado Global Resources Inc. (ASX: CRN) will hold an Investor Call on Wednesday 29 July 2026, commencing at 10.00am (AEST) | Tuesday 28 July 2026 at 8.00pm (EDT) to discuss the Q2 2026 Quarterly Report. The call will be hosted by Mr. Barrie van der Merwe, incoming Chief Executive Officer and Managing Director; joined by Mr. Garold Spindler currently Interim Chief Executive Officer; and Mr. Sandeep Deoji, incoming Interim Chief Financial Officer.

Please click on the link below to proceed to the registration page. From here you are required to fill in your details to pre-register for the conference call.

Coronado Global Resources Inc. Q2 2026 Investor Call

Pre-registering for this conference gives you immediate access on the day with no need to wait for an operator.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

For further information please contact:

Investors Chantelle Essa Vice President Investor Relations P: +61 477 949 261 E: cessa@coronadoglobal.com	Media Helen McCombie Sodali &Co P: +61 411 756 248 E: helen.mccombie@sodali.com